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                                                                  Exhibit 10.18

                             STOCKHOLDERS AGREEMENT

     THIS STOCKHOLDERS AGREEMENT (the "Agreement") is made and entered into as of this 14th day of July, 2005 by and among PICIS, Inc., a Delaware corporation (the "Corporation"), The 1818 Fund III, L.P., a Delaware limited partnership ("1818") and Camden Partners Strategic Fund III, L.P., a Delaware limited partnership ("Camden I"), Camden Partners Strategic Fund III-A, L.P., a Delaware limited partnership ("Camden II"), Cahill Warnock Strategic Partners Fund, L.P., a Delaware limited partnership ("Camden III"), Strategic Associates, L.P., a Delaware limited partnership (together with Camden I, Camden II and Camden III, "Camden"), and each of the other stockholders of the Corporation that subsequently becomes a party hereto as contemplated by Article II hereof (together with 1818 and Camden, the "Stockholders").

                                   BACKGROUND

     As of the date hereof, the Corporation has issued and outstanding 10,191,030 shares of the Common Stock, 2,263,971 shares of the Series A1 Participating Convertible Preferred Stock, 78,261 shares of the Series A2 Participating Convertible Preferred Stock, 1,767,633 shares of the Series B Participating Convertible Preferred Stock, and 3,453,939 shares of the Series C Participating Convertible Preferred Stock. The Corporation is proposing a recapitalization (the "Recapitalization") to its stockholders under the terms of which the Corporation's Certificate of Incorporation will be amended and restated, the Corporation's By-Laws will be amended and restated, the Stockholders Agreement dated June 23, 2000, as amended to date, to which the Corporation and certain of its stockholders are parties (the "Existing Stockholders Agreement") will be terminated, the Corporation and some or all of its stockholders will become parties to this Agreement, and the Company is offering to sell up to 2,750,000 shares of the Common Stock as described in the Corporation's Confidential Offering Memorandum dated July 15, 2005 (the "Rights Offering"), all as described in the Corporation's Information Statement dated July 15, 2005 (the "Information Statement"). Also at the same time, 1818, Camden I and Camden II have offered to purchase Common Stock and Preferred Stock having an aggregate purchase price of up to $15.1 million as described in their Offer to Purchase dated July 15, 2005 (the "Tender Offer"). In anticipation of the termination of the Existing Stockholders Agreement and completion of the Recapitalization, the Corporation, 1818 and Camden are entering into this Stockholders Agreement to take effect if, but only if, the Tender Offer and the Recapitalization are completed. Any stockholder of the Corporation may become a party hereto either before or after completion of the Recapitalization as contemplated by Section 2.2, hereof.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     As used herein, the following terms shall have the following meanings.

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     "AFFILIATE" means, as to any particular person, any other person controlling, controlled by and/or under common control with such particular person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a person whether through the ownership of voting securities, contract or otherwise. In addition, the partners, members and shareholders of any Stockholder shall be deemed to be an Affiliate of such Stockholder. Without limitation of the foregoing, if any person manages an investment fund under contract with such investment fund, such investment fund shall be deemed an "Affiliate" of such person. Notwithstanding the foregoing, (a) 1818 shall not be deemed to be an "Affiliate" of Camden and
(b) Camden shall not be deemed to be an "Affiliate" of 1818.

     "APPROVED EMPLOYEE STOCK OPTION PLAN" means any employee stock option plan or other equity based compensation plan for executives, employees and/or agents of the Corporation existing as of the date hereof or approved by the Corporation's Board of Directors, provided the members of the Board of Directors approving such action include at least a majority of the Non-Related Directors.

     "ASSOCIATE" means, as to any particular person, any director, officer, employee, general partner, agent and/or representative of such person or of any Affiliate of such person.

     "COMMON STOCK" means the Corporation's Common Stock, $.01 par value per share.

     "COMPETITOR" means any Person that, and/or any Person any Affiliate of which develops, markets, distributes, licenses and/or sells clinical care information systems for use in operating rooms, intensive care units, emergency departments or other high acuity hospital settings.

     "CONVERTIBLE SECURITIES" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

     "GROUP" means a group within the meaning of Section 13(d)(2) of the Securities Exchange Act of 1934, as amended.

     "IBEX SHARES" means shares of the Common Stock issued to the Ibex Stockholders under that certain Acquisition Agreement dated June 3, 2004 pursuant to which the Corporation acquired Ibex Healthdata Systems, Inc., an Illinois corporation, together with any shares of Common Stock issued with respect to such shares under Article IX, hereof. For the avoidance of doubt, the "Ibex Shares" shall not include Shares issued to the Ibex Stockholders in the Rights Offering.

     "IBEX STOCKHOLDERS" means the persons to whom the Corporation issued shares of the Common Stock under that certain Acquisition Agreement dated June 3, 2004 pursuant to which the Corporation acquired Ibex Healthdata Systems, Inc., an Illinois corporation, together with (A) any spouse of such persons, (B) any issue of such persons, (C) any spouse of any issue of such persons, and/or (D) any trust primarily for the benefit of such persons and/or any or all the foregoing, to which such persons may transfer the Ibex Shares.

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     "INDEPENDENT DIRECTOR" means a director who meets the requirements for independence set forth in the rules of the Nasdaq National Market, except that stock ownership alone shall not disqualify any individual as "Independent," notwithstanding any rule of the Nasdaq National Market to the contrary.

     "INITIAL PUBLIC OFFERING" means a firm commitment underwritten offering by the Corporation of its Common Stock to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force in connection with which the Corporation's Common Stock is listed on a U.S. National Securities Exchange or the NASDAQ National Market.

     "MAJORITY VOTE" means, a vote or written consent approving the matter in question by Stockholders holding not less than a majority of the shares of Common Stock then entitled to antidilution rights pursuant to Article IX hereof, voting together as a single class.

     "MARKET PRICE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sale on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) trading days consisting of the day as of which "Market Price" is being determined and the twenty (20) consecutive trading days prior to such day.

     "NON-RELATED DIRECTOR" means a director who is (a) an Independent Director and (b) not an Associate of any Person holding ten percent (10%) or more of the issued and outstanding Common Stock. For purposes of clause (b), the Ibex Stockholders shall be deemed to be a single Person.

     "OPTION" means any right, warrant or option to subscribe for or purchase Common Stock or Convertible Securities.

     "PERSON" means, whether capitalized or not capitalized, any individual, corporation, limited liability company, partnership, trust, governmental authority, Group or other organization or entity.

     "QUALIFIED IPO" means an Initial Public Offering in which the net proceeds (after underwriting discounts and commissions) to the Corporation equal at least $50,000,000 and in which the underwriting is lead managed by a nationally recognized investment banking firm.

     "SECURITIES" has the meaning assigned thereto in the Securities Act of 1933, as amended.

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     "SERIES A1 PREFERRED STOCK" means the Corporation's Series A1 Participating
Convertible Preferred Stock, par value $0.01 per share.

     "SERIES A2 PREFERRED STOCK" means the Corporation's Series A2 Participating Convertible Preferred Stock, par value $0.01 per share.

     "SERIES A1 SHARES" means shares of the Common Stock issued to holders of the Series A1 Preferred Stock in exchange for the Series A1 Preferred Stock in the Recapitalization, together with any shares of the Common Stock issued with respect to such shares under Article IX, hereof.

     "SERIES B PREFERRED STOCK" means the Corporation's Series B Participating Convertible Preferred Stock, par value $0.01 per share.

     "SERIES C PREFERRED STOCK" means the Corporation's Series C Participating Convertible Preferred Stock, par value $0.01 per share.

     "SERIES C SHARES" means shares of the Common Stock issued to holders of the Series C Preferred Stock in exchange for the Series C Preferred Stock in the Recapitalization, together with shares of the Common Stock issued with respect to such shares under Article IX, hereof.

     "SHARES" shall mean any capital stock of the Corporation now owned by a Stockholder or which a Stockholder may hereafter acquire, or any interest therein.

     "STOCKHOLDERS" means the stockholders of the Corporation parties hereto from time to time.

     "TRANSFER" means any sale, transfer, gift, assignment, bequest, pledge, encumbrance or other transaction by which any Stockholder divests himself of ownership or control of all or any part of his Shares, whether voluntarily or by operation of law. To "Transfer" means to engage in any transaction resulting in a Transfer.

                                   ARTICLE II

                            EFFECTIVENESS AND JOINDER

     2.1. EFFECTIVENESS. This Agreement shall become binding upon the Corporation, 1818 and Camden upon their execution hereof. This Agreement shall become binding upon stockholders of the Corporation submitting Joinder Agreements as contemplated by Section 2.2, hereof, upon the acceptance of such Joinder Agreements as provided in Section 2.2, hereof. This Agreement shall become effective after the termination of the Existing Stockholders Agreement has become effective and the filing of the Third Amended and Restated Certificate of Incorporation of the Corporation (the "Restated Charter") in the form attached hereto as EXHIBIT A with the Secretary of State of the State of Delaware. If the Restated Charter has not been filed on or before September 30, 2005, this Agreement shall be null and void and of no further force or effect.

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     2.2.      JOINDER.

               (a) Before the closing of the Tender Offer, any Person that is a stockholder of the Corporation that desires to become a party hereto may submit a Joinder Agreement in the form attached hereto as EXHIBIT B to the Corporation. Upon acceptance of any such Joinder Agreement by the Corporation, the Person that submitted such Joinder Agreement to the Corporation shall become a party hereto as a "Stockholder," hereunder.

               (b) After the closing of the Tender Offer, any Person that desires to qualify as a Permitted Transferee under Section 3.2, hereof, shall submit a Joinder Agreement in the form attached hereto as EXHIBIT B to the Corporation to acknowledge that such Person is bound hereby. Upon acceptance of any such Joinder Agreement by the Corporation, the Person that submitted such Joinder Agreement to the Corporation shall become a party hereto as a "Stockholder" hereunder, except that shares of the Corporation's capital stock outstanding upon the closing of the Tender Offer but not subject hereto as of such closing shall not become subject hereto nor entitled to the benefits hereof unless 1818 and Camden consent thereto.

                                   ARTICLE III

                               PERMITTED TRANSFERS

     3.1. PERMITTED TRANSFERS. A Stockholder may not Transfer all or any part of his Shares except to: (i) the Corporation; or (ii) a Permitted Transferee (as defined below). Upon the Transfer by a Stockholder of all such Stockholder's Shares, such Person shall cease to be a "Stockholder" party to this Agreement.

     3.2. PERMITTED TRANSFEREES. A "Permitted Transferee" shall mean any Person that is not a Competitor and that agrees to be bound hereby as a Stockholder hereunder by executing a Joinder Agreement as contemplated by
Section 2.2(b) hereof. In any case, subject to Article VI, below, any Person to which a Stockholder Transfers Shares shall be bound hereby as a "Stockholder" hereunder. For the avoidance of doubt, any Affiliate of a Stockholder shall qualify as a "Permitted Transferee" hereunder if such Affiliate agrees to be bound hereby as a Stockholder hereunder by executing a Joinder Agreement as contemplated by Section 2.2(b) hereof.

                                   ARTICLE IV

                                 CO-SALE RIGHTS

     Except in the case of a Transfer to the Corporation or to an Affiliate, (a) if any Stockholder and/or group of Stockholders (collectively, the "Stockholder Transferors"), either individually or jointly, proposes, in one transaction and/or a series of related transactions, to Transfer Shares representing forty percent (40%) or more of the then outstanding shares of Common Stock of the Corporation, determined on a fully diluted basis, to any Person, such Stockholder Transferors shall deliver a written notice (a "Transfer Notice") to each of the Stockholders, not including the Stockholder Transferors (the "Stockholder Optionees"); (b) if

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1818 and/or any of its Affiliates (collectively, the "1818 Transferors"), either individually or jointly, proposes, in one transaction and/or a series of related transactions, to Transfer Shares representing seventy-five percent (75%) or more of the number of Shares held by 1818 and/or its Affiliates, immediately after giving effect to the Tender Offer, the Rights Offering and the Recapitalization (other than in a transaction covered by clause (a) above), such 1818 Transferors shall deliver a Transfer Notice to each of the Stockholders, not including the 1818 Transferors (the "1818 Optionees"); and (c) if Camden and/or any of its Affiliates (the "Camden Transferors" and, together with the Stockholder Transferors and the 1818 Transferors, the "Transferors") proposes, in one transaction and/or a series of related transactions, to Transfer Shares representing seventy-five percent (75%) or more of the number of Shares held by Camden and/or its Affiliates immediately after giving effect to the Tender
Offer, the Rights Offering and the Recapitalization (other than in a transaction covered by clause (a) above), such Camden Transferors shall deliver a Transfer Notice to each of the Stockholders, not including the Camden Transferors (together with the Stockholder Optionees and the 1818 Optionees, the "Optionees"). The Transfer Notice shall specify the number of Shares proposed to be Transferred (the "Subject Shares"), the Person to whom the Subject Shares are proposed to be Transferred (the "Proposed Transferee"), the nature of the proposed transaction, the form and amount of consideration per Share proposed to be received by the Transferors (the "Transfer Price"), the terms of payment of such consideration (the "Payment Terms"), and the date on which the proposed Transfer is to occur (which date shall be not less than thirty-one (31) nor more than one hundred eighty (180) days after the date of the Transfer Notice) and the terms and conditions of the Transfer. Upon receipt of a Transfer Notice, each Optionee may give written notice to the Transferor during the period of thirty (30) days after the Transfer Notice is given (the "Option Period"), to participate in the Transfer described in the Transfer Notice. If any Optionee so elects to participate in such Transfer, such Optionee shall be entitled to sell to the Proposed Transferee, at the Transfer Price which shall be payable pursuant to the Payment Terms, a number of Shares equal to: (i) the number of Shares owned by such Optionee; multiplied by (ii) a fraction, the numerator of which is the number of Subject Shares and the denominator of which is the total number of Shares owned by the Transferors. If any Optionee shall elect to participate in a Transfer as provided in this Article IV, such Optionee shall participate in such Transfer on the same terms and conditions as the Transferors, except that (A) such Optionee shall not be required to make any representation regarding the title of any other seller to the Shares being sold by such other seller or the authority of any other seller and (B) such Optionee may be required to provide indemnification solely with respect to (1) such Optionee's own title and authority and (2) on a pro rata basis based on the total number of Shares being sold, the assets, liabilities and business of the Corporation. If any Optionee shall elect to participate in a Transfer described in a Transfer Notice as contemplated by this Article IV, the Transferors in question shall use their commercially reasonable efforts to obtain the agreement of the Proposed Transferee to the participation of such Optionee in such Transfer, and, in any case, the Transferors shall not Transfer any of the Subject Shares to the Proposed Transferee if such Proposed Transferee fails to purchase the Shares of such Optionee on the terms contemplated hereby. Each Optionee who does not elect to participate in a Transfer in compliance with the above requirements, including the Option Period, shall be deemed to have waived all of such Optionee's rights with respect to such Transfer, and the Transferors shall thereafter be free to Transfer the Subject Shares to the Proposed Transferee, at a price per Share price no greater than the Transfer Price and on other principal terms and conditions which are not materially more

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favorable to the Transferors than those set forth in the Transfer Notice, without any further obligation to such non-participating Optionee pursuant to this Article IV, provided such Transfer occurs within one hundred eighty (180) days after the day of the Transfer Notice. Any Transfer of the Subject Shares after such one hundred eighty (180) day period shall be again subject to this
Article IV.

                                    ARTICLE V

                                TAKE-ALONG RIGHTS

     If any Stockholder and/or group of Stockholders (collectively, the "Sellers") determines, in one transaction and/or a series of related transactions, to Transfer Shares representing sixty-six percent (66%) or more of the then outstanding Common Stock to any non-related Person, the Sellers may deliver a written notice (a "Sale Notice") to each of the Stockholders, not including the Sellers (the "Remaining Stockholders"). The Sale Notice shall specify the Person to whom the Sellers propose to Transfer their Shares (the "Proposed Buyer"), the nature of the proposed transaction, the form and amount of consideration per Share proposed to be received by the Sellers (the "Sale Price"), the terms of payment of such consideration (the "Sale Terms"), and the date on which the proposed Transfer is to occur (which date shall be not less than thirty-one (31) nor more than ninety (90) day after the date of the Sale Notice) and the terms and conditions of such Transfer. Upon receipt of a Sale Notice, each Remaining Stockholder, subject to the last sentence of this Article V, shall be obligated to (i) sell all Shares owned by such Remaining Stockholder to the Proposed Buyer (and in the case of a proposed transaction including the sale of substantially all of the assets of the Corporation or a merger, each Remaining Stockholder shall be obligated to vote in favor of such transaction), on the Sale Terms and at the Sale Price and upon the same terms and conditions as the Sellers, except that (A) such Remaining Stockholder shall not be required to make any representation regarding the title of any other seller to the Shares being sold by such other seller or the authority of any other seller and (B) such Remaining Stockholder may be required to provide indemnification solely with respect to (1) such Remaining Stockholder's own title and authority and (2) on a pro rata basis based on the total number of Shares being sold, the assets, liabilities and business of the Corporation; and (ii) otherwise take all necessary action to cause the consummation of such transaction, including voting its Shares in favor of such transaction and not exercising any appraisal rights in connection therewith. Upon the consummation of any Transfer subject to this
Article V, this Agreement shall be terminated and of no further force and effect. If the Sellers give a Sale Notice under this Article V, provided the Proposed Buyer buys the Shares of the Remaining Stockholders as contemplated hereby, the provisions of Article IV, hereof, shall not apply to the Transfer in question. In any case, the Remaining Stockholders shall not be required to sell their Shares as contemplated hereby unless the Sellers complete the sale of the Sellers' Shares as described in the Sale Notice.

                                   ARTICLE VI

                               PROHIBITED TRANSFER

     If any Stockholder shall Transfer any Shares in violation of the provisions of this Agreement, the Corporation shall have the right and option, in addition to such other rights and

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remedies as may be available to the Corporation and the other Stockholders
(including the right to restrain or set aside such Transfer), exercisable by written notice to the transferee thereof (the "Prohibited Transferee"), at any time within two (2) years after the Corporation's discovery of such Transfer, to purchase any or all the Shares so Transferred from the Prohibited Transferee at a purchase price equal to the book value of such Shares determined as of the end of the Corporation's fiscal year last preceding the date of such Transfer, which shall be payable in five (5) equal annual installments together with interest thereon at the rate of five percent (5%) per annum with the first such installment to be paid in cash upon the Corporation's purchase of such Shares and the last such installment to be paid on the fourth anniversary of such purchase. If the Corporation does not exercise such option within such two (2) year period, title to the Shares which have been Transferred in violation of this Agreement and as to which such option is not exercised, shall vest in the Prohibited Transferee, but such Shares shall remain subject to this Agreement, and such Prohibited Transferee shall be bound by this Agreement with respect to such Shares as an original Stockholder hereunder. Upon the request of any party hereto, any Prohibited Transferee shall agree to be bound hereby to the same extent as if such Prohibited Transferee had been an original party hereto by signing a Joinder Agreement in the form attached hereto as EXHIBIT A. Neither the failure of any party hereto to request that a Prohibited Transferee execute any such agreement, nor the failure of any Prohibited Transferee to execute any such agreement, shall release any Prohibited Transferee or its Shares from this Agreement or impair the right of any party hereto with respect to any such Prohibited Transferee or its Shares.

                                   ARTICLE VII

                               BOARD OF DIRECTORS

     7.1. BOARD OF DIRECTORS. The Stockholders shall take any and all actions: (i) to cause two (2) persons designated by 1818 to be elected and continued in office as directors of the Corporation (each an "1818 Director");
(ii) to cause one (1) person designated by Camden to be elected and continued in office as a director of the Corporation (the "Camden Director"); (iii) provided the voting agreement dated June 3, 2004 between 1818, on the one hand, and the Ibex Stockholders, on the other hand, has been terminated, for so long as the Ibex Stockholders continue to hold, in the aggregate, not less than ten percent (10%) of the outstanding capital stock of the Corporation, to cause one (1) person designated by the Ibex Stockholders to be elected and continued in office as a director of the Corporation (the "Ibex Director"); (iv) for so long as Todd Cozzens desires to serve as a director and remains an executive officer of the Corporation, to cause Todd Cozzens to be elected and continue in office as a director of the Corporation; (v) for so long as Elizabeth Popovich desires to serve as director and remains an executive officer of the Corporation, to cause Elizabeth Popovich to be elected and continue in office as a director of the Corporation; and (vi) to cause persons recommended by the Nominating and Corporate Governance Committee of the Board of Directors of the Corporation to be elected and continue in office as directors of the Corporation to occupy positions on the Board of Directors of the Corporation which are not occupied by designees described in clauses (i) through (v), above. Such actions shall include the voting of all shares that any Stockholder may from time to time have the power to vote, calling and attendance at meetings of the Stockholders of the Corporation, and causing any necessary amendments to the Certificate of Incorporation and/or By-Laws of the Corporation. 1818 and Camden will only designate persons

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who will qualify as Independent Directors for election to the Board of Directors of the Corporation.

     7.2.      REMOVAL OF DIRECTORS.

               (a) If at any time 1818 notifies the other Stockholders of its desire to remove at any time and for any reason (or no reason) an 1818 Director, then each Stockholder shall vote all of its Shares so as to remove such 1818 Director.

               (b) If at any time Camden notifies the other Stockholders of its desire to remove at any time and for any reason (or no reason) the Camden Director, then each Stockholder shall vote all of its Shares so as to remove such Camden Director.

               (c) If at any time the Ibex Stockholders notify the other Stockholders of their desire to remove at any time and for any reason (or no reason) the Ibex Director, then each Stockholder shall vote all of its Shares so as to remove such Ibex Director.

     7.3.      REPLACEMENT OF DIRECTORS.

               (a) If at any time, a vacancy is created on the Board of Directors of the Corporation by reason of the incapacity, death, removal or resignation of any of the 1818 Directors designated pursuant to Section 7.1 hereof, then 1818 shall designate an individual who shall be elected to fill the vacancy until the next meeting of Stockholders.

               (b) If at any time, a vacancy is created on the Board of Directors of the Corporation by reason of the incapacity, death, removal or resignation of the Camden Director designated pursuant to Section 7.1 hereof, then Camden shall designate an individual who shall be elected to fill the vacancy until the next meeting of Stockholders.

               (c) If at any time, a vacancy is created on the Board of Directors of the Corporation by reason of the incapacity, death, removal or resignation of the Ibex Director designated pursuant to Section 7.1 hereof, then the Ibex Stockholders shall designate an individual who shall be elected to fill the vacancy until the next meeting of the Stockholders.

               (d) Upon receipt of notice of the designation of any director nominee pursuant to this Section 7.3, each Stockholder shall, as soon as practicable after the date of such notice, take all reasonable actions, including the voting of its Shares, to elect the nominee so designated to fill the vacancy.

     7.4. TRANSITIONAL PROVISIONS. Until the Nominating and Corporate Governance Committee of the Board of Directors of the Corporation has recommended other individuals for appointment to the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee of the Board of Directors of the Corporation, it is the intention of the Stockholders that the initial members of the Nominating and Corporate Governance Committee of the Board of Directors of the Corporation shall be Todd Cozzens, T. Michael Long and Mark Crockett, M.D., that the initial members of the Audit Committee of the Board of Directors of the Corporation shall be Richard Johnston, Andrew Cowen and James Talano, and

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that the initial members of the Compensation Committee of the Board of Directors
of the Corporation shall be T. Michael Long, Bernard Giroud and Richard
Johnston. It is the intention of the Stockholders that on or before December 31, 2006, the Nominating and Corporate Governance Committee of the Board of
Directors shall recommend, and that the Board of Directors of the Corporation shall appoint to the Nominating and Corporate Governance, Audit and Compensation Committees of the Board of Directors of the Corporation individuals who satisfy the criteria set forth in Sections 6, 7 and 8 of Article III of the Corporation's Amended and Restated By-Laws as approved by the Board of Directors of the Corporation on July 8, 2005.

                                  ARTICLE VIII

                               REGISTRATION RIGHTS

     8.1.      DEMAND REGISTRATION RIGHTS OF THE STOCKHOLDERS.

     8.1.1. REQUEST. Subject to the provisions of this Section 8.1, at any time after a Qualified Initial Public Offering one or more Stockholders holding, individually or in the aggregate, at least twenty-five percent (25%) of the Common Shares (as defined below) may request registration for sale under the Securities Act of 1933, as amended (the "Securities Act") of all or part of the Common Shares then held by them, provided that such Stockholders shall in any case request registration for sale of shares for which the anticipated aggregate offering price will exceed Thirty Million Dollars ($30,000,000). Within ten (10) days after receipt by the Corporation of such request (which request shall specify the number of shares proposed to be registered and sold and the manner in which such sale is proposed to be effected), the Corporation shall promptly give written notice to all other Stockholders of the proposed demand registration, and such other Stockholders shall have the right to join in such proposed registration and sale, upon written request to the Corporation (which request shall specify the number of shares proposed to be registered and sold) within ten (10) days after receipt of such notice from the Corporation. The Corporation shall thereafter, as expeditiously as practicable, use its best efforts (i) to file with the United States Securities and Exchange Commission (the "Commission") under the Securities Act a registration statement on the appropriate form covering all Common Shares specified in the demand request and all shares with respect to which the Corporation has received such written request from the other Stockholders; and (ii) to cause such registration statement to be declared effective. At the request of the Stockholders requesting registration, the Corporation shall use its best efforts to cause each offering pursuant to this Section 8.1 to be managed, on a firm commitment basis, by a recognized national underwriter selected by the Corporation with the consent, not to be unreasonably withheld, of the requesting Stockholders. The Corporation shall not be obligated to effect more than three requests by the Stockholders, collectively, for demand registrations pursuant to this subsection 8.1.1, subject to subsection 8.1.4, hereof, provided, however, that each such request shall be deemed satisfied only when a registration statement covering all Common Shares specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting Stockholders, has become effective and all such shares have been sold pursuant thereto. For purposes hereof, as of any date, "Common Shares" shall mean the shares of the Corporation's Common Stock then issued and outstanding.

     8.1.2. DELAY BY CORPORATION. The Corporation shall not be required to effect a demand registration under the Securities Act pursuant to subsection 8.1.1, above if (i) the Corporation receives such request for registration within ninety (90) days preceding the anticipated effective date of a proposed underwritten public offering of securities of the Corporation approved by the Corporation's Board of Directors prior to the Corporation's receipt of such request; (ii) within one hundred twenty (120) days prior to any such request for registration, a registration of securities of the Corporation has been effected in which the Stockholders had the right to participate pursuant to this Section
8.1 or Section 8.2 hereof; or (iii) the Board of Directors of the Corporation reasonably determines in good faith that effecting such a demand registration at such time would not be in the Corporation's best interests; provided, however, that the Corporation may only delay a demand registration pursuant to this clause (iii) for a period not exceeding one hundred twenty (120) days and may only defer a given demand registration pursuant to this clause (iii) on one occasion. The Corporation shall promptly notify in writing the Stockholders requesting registration of any decision not to effect any such request for registration pursuant to this subsection 8.1.2, which notice shall set forth in reasonable detail the reason for such decision and shall include an undertaking by the Corporation promptly to notify such Stockholders as soon as a demand registration may be effected.

     8.1.3. PRO RATA REDUCTION. If a demand registration is an underwritten registration and the managing underwriters advise the Corporation and the Stockholders participating in the demand registration in writing that in their opinion the number of Common Shares requested to be included in such registration exceeds the number which can be sold in such offering, then the amount of such shares that may be included in such registration shall be allocated pro rata among all of such participants in proportion to the total number of Common Shares held by such participants.

     8.1.4. WITHDRAWAL. Stockholders participating in any demand registration pursuant to this Section 8.1 may withdraw at any time before a registration statement is declared effective, in which event the Corporation shall withdraw such registration statement (and the Stockholders shall not be deemed to have requested a demand registration for purposes of subsection 8.1.1 hereof) unless Common Shares having an expected offering price of at least Thirty Million Dollars ($30,000,000) remain covered by such registration statement. If the Corporation withdraws a registration statement under this subsection 8.1.4 in respect of a registration for which the Corporation would otherwise be required to pay expenses under subsection 8.6.2 hereof, the Stockholders that shall have withdrawn shall be liable to the Corporation for all expenses of such registration in proportion to the number of Shares each such withdrawing Stockholder shall have requested to be registered.

     8.2.      PIGGYBACK REGISTRATION RIGHTS.

     8.2.1. REQUEST. If at any time or times after the date hereof the Corporation proposes to make a registered public offering of any of its securities under the Securities Act other than an offering pursuant to a demand registration under Section 8.1 hereof or an offering registered on Form S-8, Form S-4, or comparable forms, the Corporation shall, not less than twenty (20) days prior to the proposed filing date of the registration form, give written notice of the proposed registration to each Stockholder having rights at such time pursuant to this subsection 8.2.1, specifying in reasonable detail the proposed method of disposition, and at the written request of a

Stockholder delivered to the Corporation within fifteen (15) days after the receipt of such notice, shall include in such registration and offering, and in any underwriting of such offering, all Common Shares as may have been designated in such Stockholder's request.

     8.2.2. PRO RATA REDUCTION. If a registration in which any Stockholder has the right to participate pursuant to this Section 8.2 is an underwritten offering, and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such offering exceeds the number which can be sold in such offering, the Corporation shall include in such registration if the proposed offering is an Initial Public Offering; (i) first, the securities of the Corporation proposed to be sold by the Corporation; (ii) second, the Common Shares proposed to be sold by any Stockholders (allocated pro rata among such Stockholders in proportion to the total number of Common Shares held by such Stockholders); and (iii) third, the securities proposed to be sold by all other participants. If the offering is other than an Initial Public Offering, the Corporation shall include in such offering securities proposed to be sold by Stockholders (allocated as aforesaid) in preference to securities proposed to be included by the Corporation or any other participant.

     8.3. TERMINATION OF REGISTRATION RIGHTS. The obligation of the Corporation to register Common Shares under Sections 8.1 and 8.2 shall terminate as to any Stockholder at such time as the Stockholder: (i) may sell all shares held by it pursuant to Rule 144(k) under the Securities Act; and (ii) holds less than two percent (2%) of the Common Stock then outstanding on a fully diluted basis.

     8.4. REGISTRATION PROCEDURES. The Corporation shall have no obligation to file a registration statement pursuant to Section 8.1 hereof, or to include Common Shares owned by any Stockholder in an offering pursuant to Section 8.2, hereof, unless and until such Stockholder shall have furnished the Corporation with all information and statements about or pertaining to such Stockholder in such reasonable detail and on such timely basis as is reasonably deemed by the Corporation to be necessary or appropriate with respect to the preparation of any registration statement or similar filing, and each Stockholder shall provide such information. Whenever any Stockholder has requested that any Common Shares be registered pursuant hereto, subject to the fulfillment of the Corporation's obligations hereunder, (i) the Stockholders and other participants in the registration shall enter into an underwriting agreement in customary form having terms not inconsistent with this Agreement, if requested to do so by the Corporation; and (ii) the Corporation shall, as expeditiously as reasonably possible:

               (a) prepare and file with the Commission or any other appropriate body a registration statement or similar filing with respect to such shares and use its best efforts to cause such registration statement or similar filing to become effective as soon as reasonably practicable thereafter (provided that before filing a registration statement or similar filing or prospectus or any amendments or supplements thereto, the Corporation shall furnish counsel for such Stockholder with copies of all such documents proposed to be filed);

               (b) prepare and file with the Commission or any other appropriate body such amendments and supplements to such registration statement or similar filing and prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than nine months or until such Stockholder has completed the distribution described in such registration statement, whichever occurs first;

               (c) furnish to such Stockholder such number of copies of such registration statement or similar filing, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such Stockholder may reasonably request;

               (d) use its best efforts to register or qualify such shares under such other securities or blue sky laws of such United States jurisdictions as such Stockholder requests (and to maintain such registrations and qualifications effective for a period of nine months or until such Stockholder has completed the distribution of such shares, whichever occurs first), and to do any and all other acts and things which may be necessary or advisable to enable such Stockholder to consummate the disposition in such jurisdictions of such shares (provided that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it would not be required but for this subsection 8.4(d); (ii) subject itself to taxation in any such jurisdiction; or (iii) file any general consent to service of process in any such jurisdiction); provided that, notwithstanding anything to the contrary in this Agreement with respect to the bearing of expenses, if any such jurisdiction shall require that expenses incurred in connection with the qualification of such shares in that jurisdiction be borne in part or full by such Stockholder, then such Stockholder shall pay such expenses to the extent required by such jurisdiction;

               (e) notify such Stockholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the period that the Corporation is required to keep a registration statement effective, of the happening of any event as a result of which the prospectus included in any such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, which supplement or amendment shall be filed as soon as possible (and in any case within that number of days equal to the excess of one hundred twenty (120) days over the number of days, if any, the Corporation delayed the registration in question pursuant to clause (iii) of subsection 8.1.2, above) after the happening of the event as a result of which the prospectus included in any such registration statement contains an untrue statement of material fact or omits any fact necessary to make the statements therein not misleading;

               (f) cause all such shares to be listed on securities exchanges, if any, on which similar securities issued by the Corporation are then listed;

               (g) provide a transfer agent and registrar (if applicable) for all such shares not later than the effective date of such registration statement;

               (h) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions, including participating in such "road show" activities as the managing underwriter may recommend, as such Stockholder reasonably requests (and subject to its reasonable approval) in order to expedite or facilitate the disposition of such shares; and

               (i) make available for inspection by such Stockholder, by any underwriter participating in any distribution pursuant to such registration statement, and by any attorney, accountant or other agent retained by such Stockholder or by any such underwriter, all financial and other records, pertinent corporate documents, and properties (other than confidential intellectual property) of the Corporation.

Anything to the contrary herein notwithstanding, no Stockholder entering into an underwriting agreement as contemplated above shall be required to make any representation other than as to its title to the shares it proposes to sell, its authority to participate in the transactions contemplated by such underwriting agreement and the accuracy of the information regarding such Stockholder required to be included in the registration form involved in such registration.

     8.5. HOLDBACK AGREEMENT. In the event that the Corporation effects, or any registration statement filed pursuant hereto is effected as, an underwritten public offering of any equity security, each Stockholder agrees, if requested by the underwriters managing such public offering, not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any equity securities (except as part of such underwritten offering) during the one hundred eighty (180) day period commencing with the trade date of the offering (if an Initial Public Offering) or the ninety (90) day period commencing with the trade date of the offering (if a follow-on public offering), provided that the forgoing agreement will not apply to (i) any Stockholder then holding less than 1% of the then outstanding Corporation equity securities in any underwritten public offering (other than an Initial Public Offering) in which such Stockholder is not selling any equity securities or; (ii) any Stockholder then holding more than 1% of the then outstanding Corporation equity securities unless the underwriters managing such public offering require all such Stockholders not to effect such sale or distribution.

     8.6.      REGISTRATION EXPENSES.

     8.6.1. STOCKHOLDER EXPENSES. If Common Shares owned by any Stockholder are included in an offering pursuant hereto, then such Stockholder shall pay all transfer taxes, if any, relating to the sale of its shares, and any underwriting discounts or commissions or the equivalent thereof applicable to the sale of its shares.

     8.6.2. CORPORATION EXPENSES. Except for the fees and expenses specified in subsections 8.4(d) and 8.6.1 hereof and except as provided below in this subsection 8.6.2, the Corporation shall pay all expenses incident to the offering of shares pursuant to Sections 8.1 or 8.2, hereof, and to the Corporation's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, underwriting discounts, fees and expenses (other than such Stockholder's portion of any underwriting discounts or commissions or the equivalent thereof), printing expenses, messenger and delivery expenses, and fees and expenses of counsel for the

Corporation and a single counsel for all Stockholders selling shares (such selling stockholder counsel fees not to exceed $10,000) and all independent certified public accountants and other persons retained by the Corporation.

     8.7.      INDEMNITY; CONTRIBUTION.

     8.7.1. INDEMNITY. In the event that any Common Shares owned by a Stockholder are sold by means of a registration statement, prospectus or similar filing pursuant hereto, the Corporation agrees to indemnify and hold harmless such Stockholder, each of its officers, directors and partners, and each person, if any, who controls or may control such Stockholder within the meaning of the Securities Act (such Stockholder, its officers and directors, and any such other persons being hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties, and reasonable attorneys' fees and disbursements, asserted against, resulting to, imposed upon or incurred by such Indemnified Person, directly or indirectly (hereinafter referred to in this Section 8.7 in the singular as a "claim" and in the plural as "claims"), based upon, arising out of or resulting from any untrue statement of a material fact contained in the registration statement, prospectus or similar filing or any omission to state therein a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as such claim is based upon, arises out of or results from information furnished to the Corporation in writing by such Stockholder for use in connection with the registration statement, prospectus or similar filing. Such Stockholder agrees to indemnify and hold harmless the Corporation, its officers and directors, and each person, if any, who controls or may control the Corporation within the meaning of the Securities Act (the Corporation, its officers and directors, and any such other persons also being hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against all claims based upon, arising out of or resulting from any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, to the extent that such claim is based upon, arises out of or results from information furnished to the Corporation in writing by such Stockholder for use in connection with the registration statement, prospectus or similar filing. The indemnifications set forth herein shall be in addition to any liability the Corporation or such Stockholder may otherwise have to the Indemnified Persons. Promptly after actually receiving definitive notice of any claim in respect of which an Indemnified Person may seek indemnification under this Section 8.7.1, such Indemnified Person shall submit written notice thereof to either the Corporation or such Stockholder, as the case may be (sometimes being hereinafter referred to as an "Indemnifying Person"). The omission of the Indemnified Person so to notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have hereunder except to the extent that (i) such liability was caused or increased by such omission; or (ii) the ability of the Indemnifying Person to reduce such liability was materially adversely affected by such omission. In addition, the omission of the Indemnified Person so to notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have otherwise than hereunder. The Indemnifying Person shall have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise or settlement (without admitting liability of the

Indemnified Person) of any such claim asserted, such defense, compromise or settlement to be undertaken at the expense and risk of the Indemnifying Person, and the Indemnified Person shall have the right to engage separate counsel, at its own expense, whom counsel for the Indemnifying Person shall keep informed and consult with in a reasonable manner. In the event the Indemnifying Person shall elect not to undertake such defense by its own representatives, the Indemnifying Person shall give prompt written notice of such election to the Indemnified Person, and the Indemnified Person shall undertake the defense, compromise or settlement (without admitting liability of the Indemnified Person) thereof on behalf of and for the account, expense and risk of the Indemnifying Person by counsel or other representatives designated by the Indemnified Person. The foregoing notwithstanding, in any action or proceeding in which both the Indemnifying Person and an Indemnified Person are, or are reasonably likely to become, parties, such Indemnified Person shall have the right to employ separate counsel at the expense of the Indemnifying Person, and such Indemnified Person shall have the right to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such Indemnified Person, (i) there are or may be legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Person; or (ii) any conflict or potential conflict exists between the Indemnifying Person and such Indemnified Person that would make such separate representation advisable; provided, further, however, that in no event shall an Indemnifying Person be required to pay fees and expenses under this Section 8.8.1 for more than one firm of attorneys for Indemnified Persons in any jurisdiction in any one legal action or group of related legal actions. In any case, the Indemnifying Person shall not, without the consent of the Indemnified Person, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the Indemnifying Person. In any case, no Indemnifying Person shall be obligated hereunder with respect to amounts paid in settlement of any claim if such settlement is effected without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld). A Stockholder's obligation to indemnify as provided in this Section 8.7.1 shall be limited to the amount of net proceeds received by such Stockholder in the transaction to which the claims relate.

     8.7.2.    CONTRIBUTION. If the indemnification provided for in Section
8.7.1 shall for any reason be held by a court to be unavailable to an Indemnified Person under Section 8.7.1 in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under Section 8.7.1, the Indemnifying Person under Section 8.7.1 and such Indemnified Person shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same, including those incurred in connection with any claim for indemnity hereunder), (i) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person and the Indemnified Person which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Indemnifying Person and the Indemnified Person; PROVIDED, HOWEVER, that for purposes of this clause (ii), the relative benefits received by any Indemnified Person shall be deemed not to exceed the amount of proceeds received by such Indemnified Person in the transaction to which the losses, claims, damages and/or liabilities relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. A Stockholder's obligation to contribute as provided in this Section 8.7.2 is several in proportion to the relative value of the Common Shares such Stockholder proposes to sell under a registration statement, prospectus or similar filing pursuant hereto, and not joint, and shall be limited to the amount of net proceeds received by such Stockholder in the transaction to which the losses, claims, damages and/or liabilities relate. No Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

     8.8. ADDITIONAL REGISTRATION RIGHTS; TRANSFER OF REGISTRATION RIGHTS. The Corporation shall not grant any registration rights to any subsequent investor, or any additional registration rights to any current investor, in the Corporation unless such rights provide that such subsequent investor or current investor would give priority in the event of an underwriter cutback to the Stockholders. The registration rights provided pursuant to Section 8.1 and
Section 8.2, hereof, shall be automatically transferred to any Permitted Transferee. All obligations of the Corporation hereunder shall survive any such transfer.

                                   ARTICLE IX

                            ANTI-DILUTION PROTECTION

     9.1. PROTECTION. For purposes hereof, the "Series A1 Effective Per Share Price" shall mean $4.38 per share subject to adjustment from time to time as set forth in Section 9.2, below. The "Ibex Effective Per Share Price" shall mean $4.66 per share subject to adjustment from time to time as set forth in
Section 9.2, below. The "Series C Effective Per Share Price" shall mean $6.31 per share subject to adjustment from time to time as set forth in Section 9.2, below. Notwithstanding any other provision hereof, there shall be no adjustment to the Series A1 Effective Per Share Price, the Ibex Effective Per Share Price and/or the Series C Effective Per Share Price (together, the "Effective Per Share Prices") with respect to: (a) the issuance (or deemed issuance) of shares of Common Stock under Options or Convertible Securities outstanding as of the date hereof; (b) the granting of Options by the Corporation to employees or directors of the Corporation and/or its Affiliates under any Approved Employee Stock Option Plan; or (c) the issuance of Common Stock (or securities in substitution therefor as contemplated by such plans) under any Approved Employee Stock Option Plan. If at any time the Series A1 Effective Per Share Price shall be reduced as set forth in this Article IX (except with respect to any subdivision, combination, reclassification or other recapitalization of the Common Stock), the Corporation shall within thirty (30) days thereafter issue additional shares of Common Stock to each Stockholder holding Series A1 Shares so that the total number of such shares held by such Stockholder equals: (i) the total number of such shares held by such Stockholder immediately prior to such reduction of the Series A1 Effective Per Share Price multiplied by the Series A1 Effective Per Share Price in effect immediately prior to such reduction; divided by (ii) the Series A1 Effective Per Share Price as so adjusted. If at any time the Ibex Effective Per Share Price shall be reduced as set forth in this Article IX (except with respect to any subdivision, combination, reclassification or other recapitalization of the Common Stock), the Corporation shall within thirty
(30) days thereafter issue additional shares of Common Stock to each Stockholder holding Ibex Shares so that the total number of such shares held by such Stockholder equals: (i) the total number of such shares held by such Stockholder immediately prior to such reduction of the Ibex Effective Per Share Price multiplied by the Ibex Effective Per Share Price in effect immediately prior to such reduction; divided by (ii) the Ibex Effective Per Share Price as so adjusted. If at any time the Series C Effective Per Share Price shall be reduced as set forth in this Article IX (except with respect to any subdivision, combination, reclassification or other recapitalization of the Common Stock), the Corporation shall within thirty (30) days thereafter issue additional shares of Common Stock to each stockholder holding Series C Shares so that the total number of such shares held by such stockholder equals: (i) the total number of such shares held by such stockholder immediately prior to such reduction of the Series C Effective Per Share Price multiplied by the Series C Effective Per Share Price in effect immediately prior to such reduction; divided by (ii) the Series C Effective Per Share Price as so adjusted. Notwithstanding the foregoing, the Corporation shall only issue additional shares of Common Stock to Stockholders pursuant to this Article IX upon the payment by such Stockholders of a purchase price equal to the par value of such shares.

     9.2.      ADJUSTMENTS TO THE EFFECTIVE PER SHARE PRICE.

               (a) If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization, or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Effective Per Share Prices, in effect immediately prior to such subdivision, shall be proportionally reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Effective Per Share Prices, in effect immediately prior to such combination shall be proportionally increased.

               (b) If and whenever the Corporation issues or sells, or in accordance with subsection 9.2(c) is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series A1 Effective Per Share Price in effect immediately prior to the time of such issuance or sale, and, if and whenever the Corporation issues or sells, or in accordance with subsection 9.2(c) is deemed to have issued or sold any shares of its Common Stock for consideration per share less than the Ibex Effective Per Share Price in effect immediately prior to the time of such issuance or sale, and/or if and whenever the Corporation issues or sells, or in accordance with subsection 9.2(c) is deemed to have issued or sold any shares of Common Stock for consideration per share less than the Series C Effective Per Share Price in effect immediately prior to the time of such issuance or sale, then, immediately upon such issuance or sale or deemed issuance or sale, the Series A1 Effective Per Share Price, the Ibex Effective Per Share Price and/or the Series C Effective Per Share Price, as the case may be, shall be adjusted to an amount determined by multiplying such Effective Per Share Price in effect immediately prior to such issuance or sale by a fraction:

                    (i) the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (y) the number of shares of Common Stock that the net aggregate consideration received by the Corporation for the total number of such additional shares of the Common Stock so issued would purchase at such Effective Per Share Price, and

                    (ii) the denominator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (y) the number of such additional shares of Common Stock so issued.

               (c) For purposes of determining the adjusted Effective Per Share Prices under subsection 9.2(b), the following shall be applicable:

                    (i) If the Corporation in any manner grants or sells any Option and the lowest price per share for which Common Stock is issuable upon the exercise of any such Option, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Option, is less than the Series A1 Effective Per Share Price, the Ibex Effective Per Share Price and/or the Series C Effective Per Share Price in effect immediately prior to the time of the granting or sale of such Option, then with respect to such Effective Per Share Price the total maximum number of shares of Common Stock issuable upon the exercise of such Option or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Option shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this subsection 9.2(c)(i), the "lowest price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Option, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of such Option, plus in the case of any such Option which relates to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by
               (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Option or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Option. No further adjustment of such Effective Per Share Price shall be made upon the actual issue of such Common Stock or such Convertible Security upon the exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Security.

                    (ii) If the Corporation in any manner issues or sells any Convertible Security and the lowest price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Series A1 Effective Per Share Price, the Ibex Effective Per Share Price and/or the Series C Effective Per Share Price in effect immediately prior to the time of such issue or sale, then, with respect to such Effective Per Share Price, the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Security shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Security for such price per share. For the purposes of this subsection 9.2(c)(ii), the "lowest price per share for which Common Stock is issuable" shall be determined by dividing
               (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Security, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Security. No further adjustment of such Effective Per Share Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Option for which adjustments to the Effective Per Share Price, had been or are to be made pursuant to other provisions of this subsection 9.2(c), no further adjustment to such Effective Per Share Price shall be made by reason of such issue or sale.

               (d) For purposes of determining the adjusted Effective Per Share Price under subsection 9.2(b), the following also shall be applicable:

                    (i) If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (before underwriting discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be: (i) in the case of any security listed on a national securities exchange, or quoted in the NASDAQ System or the over-the-counter market, the Market Price thereof; and (ii) in all other cases, the fair value of such consideration. The fair value of any consideration other than cash and securities listed on a national securities exchange or quoted in the NASDAQ System or the over-the-counter market shall be determined by the Board of Directors of the Corporation and approved by a Majority Vote. If such parties are unable to reach agreement within sixty (60) days of the receipt of such consideration, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration selected by the Board of Directors of the Corporation and approved by a Majority Vote. In the event that the Corporation fails to select an independent appraiser within ninety (90) days of the receipt of such consideration, or an independent appraiser so selected by the Corporation is not approved by a Majority Vote within sixty (60) days of the date on which the Corporation first submits the proposed candidate for the independent appraiser to the Stockholders entitled antidilution protection hereunder for approval, then at the written request of the Corporation or any Stockholder holding Shares entitled to antidilution protection hereunder, the President of the American Arbitration Association shall designate the independent appraiser. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

                    (ii) If the purchase price provided for in any Option, the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Security or the rate at which any Convertible Security is convertible into or exchangeable for Common Stock is reduced at any time, the Series A1 Effective Per Share Price, the Ibex Effective Per Share Price and the Series C Effective Per Share Price, in effect at the time of such reduction shall be adjusted immediately to the Effective Per Share Price, which would have been in effect at such time had such Option or Convertible Security originally provided for such reduced purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of Subsection 9.2, if the terms of any Option or Convertible Security which is outstanding as of the date hereof are reduced in the manner described in the immediately preceding sentence, to the extent that any additional shares of Common Stock are issuable thereunder as a result thereof, such Option or Convertible Security and such additional Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such reduction.

                    (iii) In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

                    (iv) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                                    ARTICLE X

                                 CONFIDENTIALITY

     Each Stockholder hereby acknowledges that all Confidential Information (as defined below) and all rights therein are and shall be the sole and exclusive property of the Corporation. Each Stockholder hereby agrees, for so long as such Stockholder is a stockholder of the Corporation and for a period of five (5) years thereafter, except as otherwise reasonably necessary to conduct the business of the Corporation in the ordinary course: (i) that it shall disclose the Confidential Information only to those of its Representatives (as defined below) who have a need to know such Confidential Information in connection with the conduct of the Corporation's business in the ordinary course; (ii) that neither it nor its Representatives shall divulge, disclose or communicate to any third party in any manner, directly or indirectly, any Confidential Information; and (iii) that it shall take all other necessary and appropriate actions to preserve the confidentiality or the Confidential Information. Each Stockholder hereby agrees, for so long as such Stockholder is a stockholder of the Corporation and for a period of five (5) years thereafter, that it and its Representatives shall use the Confidential Information only to the extent reasonably necessary to monitor or conduct the business of the Corporation in the ordinary course. For purposes hereof, "Confidential Information" shall include: (i) information regarding the design, architecture and content of the Corporation's software products; (ii) information concerning products under development by or being tested by the Corporation; (iii) pricing and customer information concerning the Corporation's customers; (iv) information concerning the Corporation's marketing programs and strategies; (v) personnel information; and
(vi) all information concerning the Corporation's finances. The foregoing notwithstanding, "Confidential Information" does not include in the case of any
Stockholder: (i) information which was known to such Stockholder as shown by written evidence before its disclosure to such Stockholder by the Corporation;
(ii) is or becomes publicly known or available without any disclosure by such Stockholder (or its Representatives); or (iii) is acquired by such Stockholder from a third party who in providing such information to such Stockholder is not, to the knowledge of such Stockholder, violating any agreement or duty owed to the Corporation. In addition, each Stockholder and/or any Representative thereof may disclose Confidential Information if such Stockholder or Representative becomes, legally compelled to disclose such Confidential Information, whether pursuant to discovery, subpoena, investigative demand or similar process provided: (i) such Stockholder or Representative, as the case may be, shall provide the Corporation with prompt notice so that the Corporation may seek a protective order or other appropriate remedy; and (ii) such Stockholder or Representative, as the case may be, shall furnish only that portion of the Confidential Information as is legally required and will exercise its commercially reasonable efforts to allow the Corporation to obtain reliable assurances that the Confidential Information so disclosed will be protected on a basis consistent with the requirements set forth herein. For purposes hereof, the "Representatives" of a Stockholder shall mean the directors, officers, employees, agents and/or advisers of such Stockholder and/or its Affiliates who, in each case, need Confidential Information to monitor the Corporation or to participate in its business. Nothing in this Article X shall preclude or in any way restrict the Stockholders or their Affiliates from investing or participating in any particular enterprise, or trading in the securities thereof, whether or not such enterprise has products or services that compete with those of the Corporation.

                                   ARTICLE XI

                           ENDORSEMENT ON CERTIFICATES

     The Stockholders acknowledge and agree that certificates evidencing ownership of the Shares shall bear the following legend:

     THE SECURITIES EVIDENCED BY THIS STOCK CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE U.S. SECURITIES ACT OF 1933 OR ANY OTHER APPLICABLE SECURITIES LAW.

     THE SECURITIES EVIDENCED BY THIS STOCK CERTIFICATE, AND THE SALE, PLEDGE OR OTHER DISPOSITION THEREOF, ARE SUBJECT TO THE TERMS OF AN AGREEMENT ENTERED INTO BETWEEN THE CORPORATION AND CERTAIN OF ITS STOCKHOLDERS. A COPY OF SUCH AGREEMENT IS ON FILE AT THE CORPORATION'S PRINCIPAL OFFICES IN WAKEFIELD, MASSACHUSETTS, AND MAY BE INSPECTED BY ANY PERSON UPON REQUEST DURING NORMAL BUSINESS HOURS.

Likewise, the Corporation shall place, and the Stockholders shall take all actions within their power to cause the Corporation to place, the above endorsement upon any stock certificate which it may hereafter issue in the name of the Stockholders or in the name of any person to whom Shares subject to this Agreement are transferred.

                                   ARTICLE XII

                              SPECIFIC PERFORMANCE

     The parties declare that it may be impossible to measure in money the damages which will accrue to any party hereto by reason of a failure to perform any of the obligations under this Agreement, and agree that this Agreement shall be specifically enforceable. Therefore, if any party hereto, any Stockholder, or any transferee of a Stockholder shall institute any action or proceeding to enforce the provisions hereof, any person, including the Corporation, against whom such action or proceeding is brought hereby, waives the claim or defense that such party or such personal representative has or may have an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

                                  ARTICLE XIII

                            TERMINATION OF AGREEMENT

     13.1. TERMINATION. This Agreement shall terminate upon the first to occur of any of the following events:

               (a)  The completion of a Qualified IPO;

               (b) Liquidation, dissolution or sale of all or substantially all of the assets of the Corporation;

               (c) Mutual agreement of 1818, Camden and Stockholders owning at least fifty percent (50%) of the Common Shares subject to this Agreement not owned by 1818, Camden and/or their Affiliates;

               (d) In the event that all of the Corporation's outstanding capital stock is owned at any time by a single Stockholder; or

               (e)  As otherwise provided herein.

     13.2. EFFECT OF TERMINATION. Upon termination of this Agreement, all rights, privileges and obligations of the parties shall cease except that if this Agreement shall terminate upon the completion of a Qualified IPO, all provisions of this Agreement shall immediately terminate, except for Article VIII and Article XIV, which shall survive such termination and shall terminate in accordance with their terms.

                                   ARTICLE XIV

                                  MISCELLANEOUS

     14.1. ADDITIONAL SHARES OF STOCK. The provisions of this Agreement shall apply with respect to any additional shares of the Corporation's capital stock which a Stockholder shall acquire, whether by purchase, gift, stock dividend, stock split, recapitalization, reorganization or by any other means.

     14.2. MANNER OF GIVING NOTICE. Any notice, offer, acceptance or demand required or permitted to be given under this Agreement shall be sufficient if in writing and if hand delivered (including by courier) or sent by registered or certified mail to the address of the Stockholder or transferee of a Stockholder as it shall appear on the records of the Corporation, or, in the case of the Corporation, the Corporation's registered office, and shall be deemed to be dated and given for all purposes hereof when hand delivered or ten (10) business days after being deposited in the United States mail, postage prepaid, as aforesaid.

     14.3. USE OF WORDS. Use of words of the masculine gender is intended to include, wherever appropriate, the feminine and neuter genders, and vice versa. The use of words of the singular is intended to include, wherever appropriate, the plural and vice versa.

     14.4. ENTIRE AGREEMENT. This Agreement, including its Exhibits, embodies the entire agreement and understanding among the Corporation and the Stockholders, and supercedes all prior agreements and understandings related to the subject matter hereof. There are no representations, warranties, covenants, promises or agreements on the part of any party hereto which are not explicitly set forth herein. All Exhibits hereto are hereby incorporated herein by this reference.

     14.5. BENEFITS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Corporation, the Stockholders and their permitted assigns. No Stockholder may assign its rights, nor delegate its obligations hereunder except as permitted hereby. This Agreement shall not be deemed to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

     14.6. EXECUTION; COUNTERPARTS. This Agreement may be executed by facsimile and/or in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same agreement.

     14.7. GOVERNING LAW. The parties hereto agree that all terms and conditions of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York in the United States, without giving effect to any choice of law or conflict provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     14.8. HEADINGS. The headings to the Articles, Sections and Paragraphs of this Agreement are for reference only and shall not be used in construing the provisions hereof or otherwise affect the meaning hereof.

     14.9. MODIFICATIONS; WAIVERS. This Agreement may be amended and/or the provisions hereof waived only as provided in this Section 14.9. Except as otherwise provided herein, this Agreement may be amended (or its provisions may be waived) by a written instrument signed by Stockholders owning at least sixty percent (60%) of the Common Shares subject hereto. Articles IV and V hereof (and this sentence) may be amended (or their respective provisions may be waived) only by a written instrument signed by 1818, Camden and Stockholders owning at least fifty percent (50%) of the Common Shares subject hereto not owned by 1818, Camden and/or their Affiliates. Articles VIII and IX hereof (and this sentence) may be amended (or their respective provisions may be waived) only by a written instrument signed by the Corporation and Stockholders owning at least sixty percent (60%) of the Common Shares subject hereto. Any amendment or waiver of any provision of Article IX hereof that, by its terms, applies to the Series A1 Shares, the Ibex Shares or the Series C Shares, but by its terms does not apply to all such shares on the same basis without regard to impact, shall only be effective if signed by Stockholders owning a majority of the Series A1 Shares if such amendment or waiver by its terms applies to such shares, by Stockholders owning a majority of the Ibex Shares if such amendment or waiver by its terms applies to such shares and/or by Stockholders owning a majority of the Series C Shares if such amendment or waiver by its terms applies to such shares. Any amendment or waiver of the foregoing sentence shall only be effective if signed by Stockholders owning a majority of each of the Series A1 Shares, the Ibex Shares and the Series C Shares, each considered as a separate class. Any amendment or waiver effected pursuant to this Section 14.9 shall be binding on all of the Stockholders.

     14.10. SEVERABILITY. It is the desire and intent of the parties hereto that the provisions hereof shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion thereof shall be adjudicated to be invalid or unenforceable, such provision or portion thereof shall be deemed to be amended to delete therefrom such provision or portion, such amendment to apply only with respect to the operation of such provision or portion thereof in the particular jurisdiction in which such adjudication is made.

     14.11. AGGREGATION OF SHARES. If any right hereunder is available to a Stockholder if, but only if, such Stockholder holds at least a certain number of Shares, and if any Stockholder holds fewer Shares than the number of Shares specified with respect to such right, such Stockholder and its Affiliates, if any, that also hold Shares may aggregate their Shares for purposes of determining whether they are entitled to such right, and if together such Stockholder and its Affiliates hold at least the number of Shares specified with respect to such right, such Stockholder and its Affiliates may exercise such right together.

                          SIGNATURES ON FOLLOWING PAGE

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 14th day of July, 2005.

                  PICIS, INC.

                     By: /s/ Todd C. Cozzens
                        --------------------------------------------------
                        Name:
                             ---------------------------------------------
                        Title:
                              --------------------------------------------


                  THE 1818 FUND III, L.P.

                     By: Brown Brothers Harriman & Co.

                     By: /s/ T. Michael Long
                        --------------------------------------------------
                        Name:
                             ---------------------------------------------
                        Title:
                              --------------------------------------------


                  CAMDEN PARTNERS STRATEGIC FUND III, L.P.

                     By: Camden Partners Strategic III, LLC, its General
                        Partner

                     By: Camden Partners Strategic Manager, LLC, its
                        Managing Member

                     By: /s/ Donald W. Hughes
                        --------------------------------------------------
                        Name: Donald W. Hughes
                             ---------------------------------------------
                        Title: Member
                              --------------------------------------------

                      SIGNATURES CONTINUE ON FOLLOWING PAGE

                  CAMDEN PARTNERS STRATEGIC FUND III-A,
                  L.P.

                     By: Camden Partners Strategic III, LLC, its General
                        Partner

                     By: Camden Partners Strategic Manager, LLC, its
                        Managing Member

                     By: /s/ Donald W. Hughes
                        --------------------------------------------------
                        Name: Donald W. Hughes
                             ---------------------------------------------
                        Title: Member
                              --------------------------------------------


                  CAHILL WARNOCK STRATEGIC PARTNERS
                  FUND, L.P.

                     By: Cahill Warnock Strategic Partners, L.P., its General
                        Partner

                     By: /s/ Donald W. Hughes
                        --------------------------------------------------
                        Name: Donald W. Hughes
                             ---------------------------------------------
                        Title: Member
                              --------------------------------------------


                  STRATEGIC PARTNERS, L.P.

                     By: Cahill Warnock & Company, LLC, its General
                        Partner

                     By: /s/ Donald W. Hughes
                        --------------------------------------------------
                        Name: Donald W. Hughes
                             ---------------------------------------------
                        Title: Member
                              --------------------------------------------

                                    EXHIBIT A

                                RESTATED CHARTER


See attached.

                                    EXHIBIT B

                                JOINDER AGREEMENT


     This is a Joinder Agreement to the Stockholders Agreement of PICIS, Inc., a Delaware corporation, dated July 14, 2005 (the "Stockholders Agreement").

     INTENDING TO BE LEGALLY BOUND, the undersigned hereby joins in the Stockholders Agreement as a "Stockholder" thereunder and agrees to be bound by all of the terms and conditions of the Stockholders Agreement as if the undersigned were an original signatory thereto as of the date hereof as a "Stockholder" thereunder.

     Delivery of the facsimile signature of the undersigned shall be effective to bind the undersigned to this Joinder.

     IN WITNESS WHERE OF, the undersigned has executed this Joinder as of the ______ day of ________________, ____.



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